Exhibit 10.80

Amendment No. 1 to Convertible Promissory Note

Dated as of September 17, 2021

This Amendment No. 1 to Convertible Promissory Note (this “Amendment”), dated as of the date first set forth above, is entered into by and between Simplicity Esports and Gaming Company, a Delaware corporation (the “Company”) and FIRSTFIRE GLOBAL OPPORTUNITIES FUND, LLC, a Delaware limited liability company (“Holder”). The Company and Holder may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Holder is the holder of that certain Convertible Promissory Note of the Company, dated as of March 10, 2021 (the “Note”) and now wish to amend the Note as set forth herein;

WHEREAS, pursuant to Section 4.3 of the Note, the Note may be amended in writing;

NOW THEREFORE, in consideration of the foregoing and of the agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Defined terms used herein without definition shall have the meaning given to them in the Note.

2.	Subject to the provisions herein, the Note is hereby amended as follows:

(a)	The Parties acknowledge and agree that a payment of $123,000 was due and payable to the Holder on September 10, 2011 (the “Interim Payment”), and the Interim Payment has not been made as of the date hereof. The making of such Interim Payment is hereby forgiven, and Holder hereby waives any Event of Default under the Note and any other consequences under the Note as a result of the Interim Payment note being made as originally required by the Note.

(b)	Effective as of the date hereof, the aggregate principal amount of the Note is hereby reduced by $123,000.

3.	In consideration of the agreements of Holder hereunder, on the date hereof the Company shall issue to Holder, for no additional consideration, the warrant to acquire shares of Common Stock as attached hereto as Exhibit 1 (the “Warrant”).

4.	Other than as amended herein, the Note shall remain in full force and effect.

5.	This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws. All questions concerning jurisdiction, venue and the construction, validity, enforcement and interpretation of this Amendment shall be determined in accordance with the provisions of the Purchase Agreement.

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6.	This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party. A facsimile or .pdf signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or .pdf signature. Delivery of a counterpart signature hereto by facsimile or email/.pdf transmission shall be deemed validly delivery thereof.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.

Simplicity Esports and Gaming Company

By:	/s/ Roman Franklin
Name:	Roman Franklin
Title:	Chief Executive Officer

FIRSTFIRE GLOBAL OPPORTUNITIES FUND, LLC

By:	FirstFire Capital Management, LLC, its Manager

By:	/s/ Eli Fireman
Name:	Eli Fireman
Title:	Manager

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Exhibit 1

Warrant

(Attached)

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